Exhibit 10.60


                          AMENDMENT TO SUPPLY AGREEMENT




                                 October 5, 1998




Larry R. Robinette
President
Morgan Products, Ltd.
469 McLaws Circle
Williamsburg, VA   23185

Dear Larry:

I want to thank you for your help in settling the audit and accounts receivable issues yesterday. I know you are traveling so I thought I would try to draft the follow-up letter that we have been discussing during the past month. If you agree with the content of this letter, please sign where indicated below and return a copy to my attention.

The following should clarify and/or outline both JELD-WEN and Morgan's positions with respect to the related Morgan/JELD-WEN outstanding issues:

1. Morgan Products, Ltd. has not, from February 2, 1998 to the date of this letter initiated any notice of default or breach under the Supply Agreement dated February 2, 1998.

2. JELD-WEN has agreed to defer the obligation of Morgan to purchase flush, molded and steel doors from JELD-WEN under the Supply Agreement for a period of one year (until January 1, 2000). The parties agree that in late 1999 they will meet to discuss the January 1, 2000 flush, molded and steel door program as well as any obstacles or ramifications of making such conversions in 2000.

3. Morgan acknowledges that it will continue to work with JELD-WEN under the current 1998 stile and rail door program that is in place between Morgan and JELD-WEN and that Morgan will not attempt to negotiate lower prices with JELD-WEN or shop parts of its 1998 stile and rail door requirements for the rest of 1998.

4. Morgan and JELD-WEN will work together to develop a mutually agreeable stile and rail door program for 1999. The goal for completing the 1999 stile and rail door program should be November 15, 1998.

This letter constitutes an amendment to the Supply Agreement and any reference after the date of this letter to the Supply Agreement shall be a reference to the Supply Agreement as amended hereby.

Also, we have a number of other acquisition related items that need to be worked on and/or completed. I would recommend that Mitch Lahr and Mark Blanchat work together to finalize these issues.

If you have any questions or additional thoughts on these matters, please let me know. Thank you for your help.

                                          Very truly yours,

                                          JELD-WEN, Inc.

                                          /s/ Douglas P. Kintzinger
                                          -------------------------
                                          Douglas P. Kintzinger
                                          Senior Vice President

Agreed and Approved

Morgan Products, Ltd.



By: /s/ Larry R. Robinette
     ---------------------
     Larry R. Robinette
     President